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                         MANAGEMENT SERVICES AGREEMENT
                         -----------------------------

          THIS IS A MANAGEMENT SERVICES AGREEMENT dated as of April 1, 1989 between the NTC GROUP, INC., a Delaware corporation ("NTC") and THE BIBB COMPANY, a Georgia corporation ("Bibb").

                                   Background
                                   ----------

          NTC is an investment and management services company which oversees investments for persons who own a majority of the outstanding common stock of Bibb. Bibb desires certain management services which NTC is willing to provide upon the terms and subject to the conditions stated in this agreement.

                              Terms and Conditions
                              --------------------

          Intending to be legally bound, the parties hereto agree as follows:

          1.  Appointment.  Bibb hereby engages and appoints NTC as an
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independent contractor to furnish the management services specified below for a term to end December 31, 1994, subject to automatic renewal from year to year thereafter until terminated at the end of the initial or any renewal term by either party giving to the other written notice thereof at least three months prior to the end of such term.

          2.  Services.  NTC shall provide general management, financial and
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other corporate advisory services to Bibb.  These services shall be performed by the officers, employees or agents of NTC as it may determine from time to time.

          3.  Management Fee.  In consideration of the services to be rendered
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by NTC hereunder, Bibb shall agree to pay to NTC a management fee of 2% of
Bibb's average investment (investment being the sum of Bibb's equity book value and interest-bearing debt measured at the end of each month of the year and then averaged) in each of the years of this contract. These amounts shall be accrued quarterly, in arrears, in equal amounts calculated to be 25% of the projected annual amount as of the beginning of the year. These amounts shall be payable upon demand by NTC. However, Bibb shall not be required to make any payment to NTC under this agreement which would violate the terms and conditions of Bibb's financing agreements.

          4.  Binding Effect; Assignability.  This agreement shall be binding
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upon and inure to the benefit of the parties hereto and their successors and permitted assigns until termination by notice thereof in accordance with the provisions of Paragraph 1. This agreement may not be transferred or assigned by either party without the written consent of the other party.
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          5.  Entire Agreement; Amendment.  This agreement constitutes the
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entire agreement and understanding between the parties with respect to the subject matter hereof and supercedes all prior agreements or understandings relating to the subject matter hereof, including the agreements between the parties dated April 30, 1987 and April 1, 1988. This agreement may not be supplemented or amended except by a mutual written agreement of the parties hereto.

          6.  Governing Law.  This agreement shall be governed by New York law.
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          IN WITNESS WHEREOF, the parties have duly executed this agreement as of the date and year first above written.


                                        THE NTC GROUP, INC.


                                        By: /s/ Thomas C. Foley
                                        ------------------------
                                        Thomas C. Foley, Chairman


                                        THE BIBB COMPANY


                                        By: /s/ Alan V. Davis
                                        ------------------------
                                        Alan V. Davis, President

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